Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 27, 2019, between Crescent Reincorporation Sub, Inc., a Maryland corporation (the “Surviving Entity”), and Crescent Capital BDC, Inc., a Delaware corporation (the “Merging Entity”).

RECITALS

WHEREAS, the Surviving Entity is a wholly owned subsidiary of the Merging Entity;

WHEREAS, the Board of Directors of the Merging Entity and the Board of Directors of the Surviving Entity each have determined that a merger of the Merging Entity with and into the Surviving Entity is in the best interests of their respective corporations and stockholders, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby adopt the plan of reorganization encompassed by this agreement and agree as follows:

ARTICLE 1

1. The Merger.

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Merging Entity shall be merged with and into the Surviving Entity in accordance with this Agreement and the separate corporate existence of the Merging Entity shall thereupon cease (the “Merger”). The Surviving Entity shall be the surviving entity in the Merger. The Merger shall have the effects specified in Section 3-114 of the Maryland General Corporation Law (the “MGCL”) and Section 259 of the Delaware General Corporation (the “DGCL”).

1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at such time, date or place as the Merging Entity and the Surviving Entity may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3 Effective Time. If all the conditions to the Merger set forth in Article 5 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 6, the parties hereto shall cause Articles of Merger relating to the Merger (the “Articles of Merger”) and a Certificate of Ownership and Merger relating to the Merger (the “Certificate of Merger”) to be properly executed, verified and delivered for filing in accordance with the MGCL and the DGCL on the Closing Date. The Merger shall become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL or the filing of the Certificate of Merger with the Secretary of State of Delaware (the “Delaware Secretary”) in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the “Effective Time”).

ARTICLE 2

2. Name, Charter and Bylaws of the Surviving Entity.

2.1 Name of the Surviving Entity. The name of the Surviving Entity shall be “Crescent Capital BDC, Inc.”

2.2 Charter. The charter of the Surviving Entity shall be substantially in the form attached hereto as Exhibit A (the “Surviving Entity Charter”) until duly amended in accordance with applicable law.

2.3 Bylaws. The Bylaws of the Surviving Entity immediately prior to the Effective Time (the “Surviving Entity Bylaws”) shall be the Bylaws of the Surviving Entity as of the Effective Time until duly amended in accordance with applicable law.

ARTICLE 3

3. Directors and Officers of the Surviving Entity.

3.1 Directors. The directors of the Merging Entity immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time.

3.2 Officers. The officers of the Merging Entity immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time.

ARTICLE 4

4. Effect of Merger on Shares of Stock.

4.1 Effect of Merger on Shares of Stock of the Merging Entity. At the Effective Time, each issued and outstanding share of common stock, par value $0.001 per share, of the Merging Entity (“Merging Entity Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without an exchange of certificates or any action on the part of the holder thereof, be converted into one issued and outstanding share of common stock, par value $0.001 per share, of the Surviving Entity (“Surviving Entity Common Stock”).

4.2 Effect of Merger on Shares of Stock of the Surviving Entity. At the Effective Time, each issued and outstanding share of Surviving Entity Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired without any conversion thereof and no payment or distribution of any consideration shall be made with respect thereto.

4.3 Stock Certificates. Upon and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Merging Entity Common Stock will be deemed for all purposes to evidence ownership of and to represent the shares of Surviving Entity Common Stock into which the shares of the Merging Entity represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Merging Entity or its transfer agent of any such outstanding stock certificate will, until such certificate is surrendered for transfer or conversion or otherwise accounted for to the Surviving Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Surviving Entity Common Stock.

ARTICLE 5

5. Representations and Warranties of the Merging Entity.

5.1 Corporate Existence. The Merging Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Capacity. The Merging Entity has all corporate right, power and legal capacity to execute and deliver this Agreement and, subject to obtaining the Required Stockholder Approval (as defined in Section 8.1(a)), to perform its obligations hereunder.

5.3 Authority; Enforceability. The execution, delivery and performance by the Merging Entity of this Agreement and the consummation by the Merging Entity of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of the Merging Entity are necessary to approve the Merger or to consummate the transaction contemplated hereby (other than obtaining the Required Stockholder Approval and the filing with and acceptance for record by the SDAT of the Articles of Merger in accordance with the MGCL and the filing with the Delaware Secretary of the Certificate of Merger in accordance with the DGCL). This Agreement has been duly and validly executed and delivered by the Merging Entity and, assuming the valid execution and delivery of the Agreement by the Surviving Entity, constitutes the legal, valid and binding obligation of the Merging Entity, enforceable against the Merging Entity in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws, now or hereafter in effect, affecting enforcement of creditors’ rights and remedies generally, and general principles of equity affecting the availability of specific performance or other equitable remedies.

5.4 Capitalization. As of the date hereof, the authorized stock of the Merging Entity consists of 200,000,000 shares of Merging Entity Common Stock and 10,000 shares of preferred stock, par value $0.001 per share (“Merging Entity Preferred Stock”). As of the close of business on September 27, 2019, 19,549,661 shares of Merging Entity Common Stock and no shares of Merging Entity Preferred Stock were issued and outstanding. No subscription, option, warrant, call, conversion right or commitment of any kind exists which obligates the Merging Entity to issue any equity securities or to grant any right to acquire such equity securities. The Merging Entity does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Merging Entity. All outstanding shares of stock of the Merging Entity are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

ARTICLE 6

6. Representations and Warranties of the Surviving Entity.

6.1 Corporate Existence. The Surviving Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

6.2 Capacity. The Surviving Entity has all corporate right, power and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder.

6.3 Authority; Enforceability. The execution, delivery and performance by the Surviving Entity of this Agreement and the consummation by the Surviving Entity of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of the Surviving Entity are necessary to approve the Merger or to consummate the transaction contemplated hereby (other than the filing with and acceptance for record by the SDAT of the Surviving Entity Charter and the Articles of Merger in accordance with the MGCL and the filing with the Delaware Secretary of the Certificate of Merger in accordance the DGCL). This Agreement has been duly and validly executed and delivered by the Surviving Entity and, assuming the valid execution and delivery of the Agreement by the Merging Entity, constitutes the legal, valid and binding obligation of the Surviving Entity, enforceable against the Surviving Entity in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws, now or hereafter in effect, affecting enforcement of creditors’ rights and remedies generally, and general principles of equity affecting the availability of specific performance or other equitable remedies.

ARTICLE 7

7. Additional Agreements.

7.1 Approvals and Filings. As promptly as practicable following the date of this Agreement, the Surviving Entity and the Merging Entity shall prepare and file all documentation (including a registration statement on Form N-14 and a proxy statement, as applicable) and seek approval from their respective stockholders (including, with respect to the Merging Entity, calling a special meeting of stockholders) to the extent required under their respective governing documents, the DGCL, the MGCL and applicable securities laws in connection with the Merger and the other transactions described in this Agreement.

7.2 Charter and Bylaws. The Surviving Entity shall take or cause to be taken such action as may be necessary to approve the Surviving Entity Charter and the Surviving Entity Bylaws and to file the Surviving Entity Charter with the SDAT prior to the Effective Time.

7.3 Directors and Officers. The Surviving Entity shall cause to be taken such action as may be necessary to increase the number of directors of the Surviving Entity to five and to elect the directors and officers of the Merging Entity immediately prior to the Effective Time as the directors and officers of the Surviving Entity as of the Effective Time.

ARTICLE 8

8. Closing Conditions.

8.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) The Merger shall have been duly approved by the holders of a majority of the outstanding shares of Merging Entity Common Stock entitled to vote on the Merger (the “Required Stockholder Approval”) in accordance with applicable law.

(b) No court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, injunction, judgment or ruling (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or makes illegal consummation of the Merger.

8.2 Conditions to the Obligation of the Merging Entity. The obligation of the Merging Entity to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties of the Surviving Entity contained in this Agreement shall be true and correct as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only as of such date).

(b) The Surviving Entity shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

8.3 Conditions to the Obligation of the Surviving Entity. The obligation of the Surviving Entity to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties of the Merging Entity contained in this Agreement shall be true and correct as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only as of such date).

(b) The Merging Entity shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

ARTICLE 9

9. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger by the stockholders of the Merging Entity, by the mutual written consent of the Merging Entity and the Surviving Entity.

ARTICLE 10

10. General Provisions.

10.1 Entire Agreement. This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

10.2 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of the Merging Entity, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of the stockholders of the Merging Entity without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the State of Delaware without regard to its rules of conflict of laws.

10.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

10.6 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

10.7 Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

10.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

Crescent Capital BDC, INC.

By:	/s/ Jason A. Breaux
Jason A. Breaux
Chief Executive Officer

Crescent Reincorporation Sub, Inc.

By:	/s/ Jason A. Breaux
Jason A. Breaux
Chief Financial Officer

[Signature Page to Reincorporation Plan of Merger - Crescent Reincorporation Sub, Inc.]